Exhibit 11
                                MOBILE MINI, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                                        Three Months Ended March 31,
                                                            1997            1996
                                                        ----------------------------
PRIMARY:
Common Shares outstanding, beginning of year              6,739,324       4,835,000
Effect of weighting shares:
    Employee stock options                                       88            --
    Conversion of Series A preferred stock                     --         1,897,358
                                                        ----------------------------
    Weighted average number of common
    shares and common share equivalents outstanding       6,739,412       6,732,358
                                                        ============================

Net Income available for common stock                   $   201,762     $  (524,322)
                                                        ============================

Net Income per common share and
    common share equivalent (Note 1)                    $      0.03     $     (0.08)
                                                        ============================



FULLY DILUTED:
Common Shares outstanding, beginning of year              6,739,324       4,835,000
Effect of weighting shares:
    Employee stock options                                      434            --
    Conversion of Series A preferred stock                     --         1,897,358
                                                        ----------------------------
Weighted average number of common
    shares and common share equivalents outstanding       6,739,758       6,732,358
                                                        ============================

Net Income available for common stock                   $   201,762     $  (524,322)
                                                        ============================

Net Income per common share and
    common share equivalent (Note 1)                    $      0.03     $     (0.08)
                                                        ============================

Note 1 - Net income per common share and common share equivalent is calculated after the effect of an extraordinary item recorded during the quarter ended March 31, 1996.

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